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Exhibit 31.1

I, Edson R. Arneault, certify that:

  1.
  I have reviewed this amendment to the annual report on Form 10-K/A of MTR Gaming Group, Inc.;

  2.
  Based on my knowledge, this amendment to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment to the annual report;

  3.
  Based on my knowledge, the financial statements, and other financial information included in the annual report of the Registrant for the year ended December 31, 2002 (the "Annual Report"), fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in the Annual Report;

  4.
  The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

  a)
  designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the periods in which the Annual Report and this amendment were being prepared;

  b)
  evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of the Annual Report and this amendment to the Annual Report (the "Evaluation Dates"); and

  c)
  presented in the Annual Report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date with respect to the Annual Report;

  5.
  The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

  a)
  all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

  b)
  any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

  6.
  The registrant's other certifying officers and I have indicated in the Annual Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the Evaluations Date with respect to the Annual Report, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: September 4, 2003	/s/ EDSON R. ARNEAULT Edson R. Arneault Chairman, President and Chief Executive Officer

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  Exhibit 31.1